Exhibit 99.1

Hortonworks Reports Fourth Quarter and 2017 Annual Revenue

Record 2017 Revenue of $261.8 Million and Fourth Quarter Revenue of $75.0 Million

Company Also Delivers $6.4 Million in Fourth Quarter Operating Cash Flow

SANTA CLARA, Calif.—February 8, 2018—Hortonworks, Inc.® (NASDAQ: HDP), a leading provider of global data management solutions, today announced financial results for the fourth quarter and full year 2017.

“We completed 2017 with a significant amount of momentum, resulting in record revenue of $261.8 million for the year and achievement of operating cash flow break-even exiting the fourth quarter,” said Rob Bearden, chief executive officer and chairman of the board of directors of Hortonworks. “The breadth of our product portfolio, the execution of our team and the focus of our business strategy creates a strong foundation for us and our customers as we enter 2018.”

Fourth Quarter and Full Year 2017 Financial Highlights

Revenue

•	Total revenue was $75.0 million for the fourth quarter of 2017, an increase of 44 percent compared to the fourth quarter of 2016.

•	Total revenue was $261.8 million for the full year of 2017, an increase of 42 percent compared to the prior year.

Gross Profit

•	Total GAAP gross profit was $53.6 million for the fourth quarter of 2017, compared to $34.0 million for the same period last year. Non-GAAP gross profit was $55.8 million for the fourth quarter of 2017, compared to $35.6 million for the same period last year. GAAP gross margin was 71 percent for the fourth quarter of 2017, compared to 65 percent for the same period last year. Non-GAAP gross margin was 74 percent for the fourth quarter of 2017, compared to 68 percent for the same period last year.

•	Total GAAP gross profit was $180.7 million for the full year of 2017, compared to $112.3 million for the prior year. Non-GAAP gross profit was $188.4 million for the full year of 2017, compared to $118.0 million for the prior year. GAAP gross margin was 69 percent for the full year of 2017, compared to 61 percent for the prior year. Non-GAAP gross margin was 72 percent for the full year of 2017, compared to 64 percent for the prior year.

Operating Loss

•	GAAP operating loss was $45.8 million for the fourth quarter of 2017, compared to $57.2 million for the same period last year. Non-GAAP operating loss was $14.6 million for the fourth quarter of 2017, compared to $30.7 million for the same period last year. GAAP operating margin was negative 61 percent for the fourth quarter of 2017, compared to negative 110 percent for the same period last year. Non-GAAP operating margin was negative 19 percent for the fourth quarter of 2017, compared to negative 59 percent for the same period last year.

•	GAAP operating loss was $198.8 million for the full year of 2017, compared to $251.2 million for the prior year. Non-GAAP operating loss was $87.5 million for the full year of 2017, compared to $147.1 million for the prior year. GAAP operating margin was negative 76 percent for the full year of 2017, compared to negative 136 percent for the prior year. Non-GAAP operating margin was negative 33 percent for the full year of 2017, compared to negative 80 percent for the prior year.

Net Loss

•	GAAP net loss was $48.2 million for the fourth quarter of 2017, or $0.68 per basic and diluted share, compared to a GAAP net loss of $57.1 million, or $0.94 per basic and diluted share, for the same period last year. Non-GAAP net loss was $17.0 million for the fourth quarter of 2017, or $0.24 per basic and diluted share, compared to a non-GAAP net loss of $30.6 million, or $0.50 per basic and diluted share, for the same period last year.

•	GAAP net loss was $204.5 million for the full year of 2017, or $3.08 per basic and diluted share, compared to a GAAP net loss of $251.7 million, or $4.40 per basic and diluted share, for the prior year. Non-GAAP net loss was $93.1 million for the full year of 2017, or $1.40 per basic and diluted share, compared to a non-GAAP net loss of $147.6 million, or $2.58 per basic and diluted share, for the prior year.

Deferred Revenue

•	Deferred revenue was $275.2 million as of December 31, 2017, a 20 percent increase over the $229.8 million reported as of September 30, 2017 and a 48 percent increase over the $185.4 million reported as of December 31, 2016.

Cash & Investments

•	Cash and investments totaled $72.5 million as of December 31, 2017, compared to $63.2 million as of September 30, 2017 and $89.2 million as of December 31, 2016.

Operating Cash

•	Operating cash flow was $6.4 million for the fourth quarter of 2017, compared to operating cash used of $0.6 million for the same period last year.

•	Operating cash used was $29.8 million for the full year of 2017, compared to $82.4 million for the prior year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Recent Business Highlights

•	Hortonworks is Named to the Deloitte Technology Fast 500 as One of the Fastest Growing Technology Companies. In December, we announced that we had been named by Deloitte as one of the fastest growing technology companies in North America. This recognition comes as part of the release of Deloitte’s Technology Fast 500 annual rankings, which include the fastest growing companies in the technology, media, telecommunications, life sciences and energy technology sectors.

•	Hortonworks Data Platform Selected by Nissan Motor Company to Power Its Data Lake. In October, we announced that Hortonworks Data Platform (HDP®) was selected by Nissan Motor Company Ltd. to power its data lake. HDP will power Nissan Motor’s data lake infrastructure and will enable the collection of all data across the business, including data related to driving and vehicle quality. Powered by Apache Hadoop and enabled by a robust ecosystem, HDP enables Nissan Motor to use big data applications that require cross-functional data analysis, such as analyzing the battery usage in electric vehicles and quality management of vehicles to ensure users have a smooth and seamless enhanced driving experience.

Financial Outlook

Hortonworks implemented accounting standards ASC 606 and ASC 340-40 beginning on January 1, 2018, following a modified retrospective approach and will disclose the final financial impacts commensurate with first quarter 2018 results. The Company’s preliminary estimates relating to this accounting change are as follows: an unfavorable impact of approximately $15.0 million on total revenue for 2018, with approximately $2.0 million to $3.0 million of that within the first quarter, and an unfavorable impact of approximately 1 percent to 2 percent on non-GAAP operating margin for 2018. These impacts are addressed in the guidance below.

As of February 8, 2018, Hortonworks is providing the following financial outlook for its first quarter and full year 2018:

For the first quarter of 2018, we expect:

Total revenue of $75.0 million.

GAAP operating margin between negative 63 percent and negative 58 percent, which includes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $26.0 million.

Non-GAAP operating margin between negative 29 percent and negative 24 percent, which excludes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $26.0 million.

For the full year 2018, we expect:

Total revenue between $322.0 million and $327.0 million.

GAAP operating margin between negative 53 percent and negative 48 percent, which includes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $101.0 million.

Non-GAAP operating margin between negative 23 percent and negative 17 percent, which excludes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $101.0 million.

GAAP operating margin outlook includes estimates of stock-based compensation and related expenses and amortization of purchased intangibles in future periods and assumes, among other things, the occurrence of no additional acquisitions, investments or restructuring and no further revisions to stock-based compensation and related expenses.

Fourth Quarter and Full Year 2017 Earnings Conference Call and Webcast Details

Hortonworks will hold a conference call and webcast to discuss the Q4 and FY 2017 results, Q1 and FY 2018 outlook and related matters at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) on Thursday, February 8, 2018. Interested parties may access the call by dialing (877) 930-7786 in the U.S. or (253) 336-7423 from international locations. In addition, a live audio webcast of the conference call will be available on the Hortonworks Investor Relations website at http://investors.hortonworks.com.

Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Hortonworks Investor Relations website for approximately seven days.

Statement Regarding Use of Non-GAAP Financial Measures

Hortonworks reports non-GAAP results for gross profit and margins, operating loss and margins, net loss, basic and diluted net loss per share and expenses in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Hortonworks’ financial measures under GAAP include stock-based compensation expense, amortization of intangible assets, advisory fees and other expense items that are nonrecurring. Management believes the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.

Non-GAAP cost of revenue is calculated as GAAP cost of revenue less stock-based compensation expense. Management believes non-GAAP cost of revenue offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP gross profit is calculated as GAAP revenue less our non-GAAP cost of revenue. Management believes non-GAAP gross profit offers investors useful supplemental information to help compare our recurring core business operating results over multiple periods.

Non-GAAP gross margin is calculated as non-GAAP gross profit divided by GAAP revenue. Management believes that non-GAAP gross margin offers investors useful supplemental information in evaluating our ongoing operational performance, and will help investors better understand our underlying business.

Non-GAAP operating loss is calculated as GAAP operating loss plus non-GAAP cost of revenue and operating expense adjustments. The Company believes that non-GAAP operating loss is a useful metric for management and investors because it excludes the effects of stock-based compensation expense, amortization of intangible assets, advisory fees and other expense items that are nonrecurring so that our management and investors have a greater visibility to the underlying performance of the business operations.

Non-GAAP operating margin is calculated as non-GAAP operating loss divided by GAAP revenue. Management believes that non-GAAP operating margin offers investors useful supplemental information in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.

Non-GAAP net loss is calculated as GAAP net loss plus non-GAAP cost of revenue and operating expense adjustments. Management believes non-GAAP net loss offers investors useful supplemental information to help identify trends in our underlying business and perform related trend analyses.

Non-GAAP net loss per basic and diluted share is calculated as non-GAAP net loss divided by the weighted-average shares outstanding for the period. Management believes non-GAAP net loss per basic and diluted share offers investors useful supplemental information, and will help investors better understand our performance and return to shareholders.

Use of Forward-Looking Statements

This press release contains “forward-looking statements” regarding our performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding our expectations, goals or intentions regarding future performance, expenses or activity in international markets, including the forward-looking statements, in the section titled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) we have a history of losses, and we may not become profitable in the future, (ii) we have a limited operating history, which makes it difficult to predict our future results of operations, and (iii) we do not have an adequate history with our offerings or pricing models to accurately predict the long-term rate of support subscription customer renewals or adoption, or the impact these renewals and adoption will have on our revenues or results of operations.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our Form 10-K filed on March 15, 2017, our Quarterly Report on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 filed on May 9, 2017, August 8, 2017 and November 7, 2017, respectively, or in other filings we make with the Securities and Exchange Commission from time to time, particularly under the caption Risk Factors.

All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and we undertake no obligation, and do not intend, to update these forward-looking statements.

About Hortonworks

Hortonworks is a leading provider of enterprise-grade, global data management platforms, services and solutions that deliver actionable intelligence from any type of data for over half of the Fortune 100. Hortonworks is committed to driving innovation in open source communities, providing unique value to enterprise customers. Along with its partners, Hortonworks provides technology, expertise and support so that enterprise customers can adopt a modern data architecture. For more information, visit www.hortonworks.com.

Hortonworks and HDP are registered trademarks or trademarks of Hortonworks, Inc. and its subsidiaries in the United States and other jurisdictions. For more information, please visit www.hortonworks.com. All other trademarks are the property of their respective owners.

Hortonworks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Support subscription and professional services revenue:
Support subscription	$57,847	$35,569	$198,935	$126,689
Professional services	17,159	16,390	62,875	57,772

Total support subscription and professional services revenue	75,006	51,959	261,810	184,461
Cost of revenue:
Support subscription	8,593	5,849	30,741	23,030
Professional services	12,837	12,129	50,354	49,140

Total cost of revenue	21,430	17,978	81,095	72,170

Gross profit	53,576	33,981	180,715	112,291
Operating expenses:
Sales and marketing	51,267	46,477	200,188	183,542
Research and development	23,576	25,569	101,094	99,202
General and administrative	24,538	19,131	78,282	80,723

Total operating expenses	99,381	91,177	379,564	363,467

Loss from operations	(45,805)	(57,196)	(198,849)	(251,176)
Other (expense) income, net	(1,038)	625	(3,172)	712

Loss before income tax expense	(46,843)	(56,571)	(202,021)	(250,464)
Income tax expense	1,385	482	2,486	1,224

Net loss	$(48,228)	$(57,053)	$(204,507)	$(251,688)

Net loss per share of common stock, basic and diluted	$(0.68)	$(0.94)	$(3.08)	$(4.40)

Weighted-average shares used in computing net loss per share of common stock, basic and diluted	71,132,432	60,606,303	66,356,474	57,203,067

Hortonworks, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$62,739	$53,332
Short-term investments	9,773	31,764
Accounts receivable, net	112,013	82,368
Prepaid expenses and other current assets	10,809	4,831

Total current assets	195,334	172,295
Property and equipment, net	16,383	19,381
Long-term investments	—	4,084
Goodwill	34,333	34,333
Intangible assets, net	2,242	3,121
Other assets	1,559	1,306
Restricted cash	882	1,316

Total assets	$250,733	$235,836

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$6,134	$6,749
Accrued compensation and benefits	22,483	17,978
Accrued expenses and other current liabilities	10,948	11,752
Deferred revenue	194,901	129,840

Total current liabilities	234,466	166,319
Long-term deferred revenue	80,269	55,550
Other long-term liabilities	1,034	2,605

Total liabilities	315,769	224,474

Stockholders’ (deficit) equity:
Preferred stock, par value of $0.0001 per share—25,000,000 shares authorized; none issued or outstanding as of December 31, 2017 and December 31, 2016	—	—
Common stock, par value of $0.0001 per share—500,000,000 shares authorized; 72,830,962 shares issued and 72,607,893 shares outstanding as of December 31, 2017 and 61,161,029 shares issued and 61,122,863 shares outstanding as of December 31, 2016	8	7
Additional paid-in capital	842,875	714,960
Accumulated other comprehensive loss	(219)	(1,063)
Accumulated deficit	(907,700)	(702,542)

Total stockholders’ (deficit) equity	(65,036)	11,362

Total liabilities and stockholders’ (deficit) equity	$250,733	$235,836

Hortonworks, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(48,228)	$(57,053)	$(204,507)	$(251,688)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,262	2,007	8,786	7,244
Amortization of premiums from investments	45	135	308	856
Amortization of intangible assets	222	221	879	881
Stock-based compensation expense	30,881	23,263	110,036	98,823
Impairment of promissory note and related interest receivable	—	1,966	—	2,683
Deferred income taxes	(330)	27	(330)	27
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	486	(440)	1,802	(335)
Loss on early exit of lease	—	—	349	—
Provision for losses on accounts receivable	74	105	176	514
Other	111	32	333	(43)
Changes in operating assets and liabilities:
Accounts receivable	(31,188)	(5,217)	(26,885)	(29,584)
Prepaid expenses and other current assets	(1,681)	1,506	(5,294)	29
Other assets	1,283	(407)	(1,035)	(464)
Accounts payable	583	(2,335)	(767)	1,773
Accrued expenses and other current liabilities	3,110	2,877	(1,151)	2,334
Accrued compensation and benefits	4,713	2,729	3,978	5,630
Deferred revenue	44,201	29,830	84,564	79,493
Other long-term liabilities	(191)	129	(992)	(613)

Net cash provided by (used in) operating activities	6,353	(625)	(29,750)	(82,440)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(5,765)	—	(7,069)	(80,519)
Proceeds from sales of investments	—	5,840	—	13,156
Proceeds from maturities of investments	5,300	15,928	32,865	89,248
Purchases of property and equipment	(822)	(1,716)	(5,223)	(12,781)
Change in restricted cash	411	—	437	(11)

Net cash (used in) provided by investing activities	(876)	20,052	21,010	9,093

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	4,479	645	19,464	9,466
Repurchase of unvested shares and tax withholding shares	(1,494)	(46)	(2,666)	(520)
Proceeds from the disgorgement of short-swing profit	176	—	176	—
Payment of contingent consideration related to an acquisition	—	—	—	(1,625)
Payment of acquisition-related liability	—	(1,651)	—	(3,526)
Payments of capital lease liability	(85)	(69)	(396)	(172)
Payment of fees for line of credit	—	(243)	(79)	(243)
Proceeds from follow-on public offering, net of issuance costs	—	—	—	88,153

Net cash provided by (used in) financing activities	3,076	(1,364)	16,499	91,533

Effect of exchange rate changes on cash and cash equivalents	309	(561)	1,648	(602)
Net increase in cash and cash equivalents	8,862	17,502	9,407	17,584
Cash and cash equivalents—Beginning of period	53,877	35,830	53,332	35,748

Cash and cash equivalents—End of period	$62,739	$53,332	$62,739	$53,332

Hortonworks, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP

(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Non-GAAP Gross Profit and Margin:
Gross profit	$53,576	$33,981	$180,715	$112,291
Stock-based compensation expense	2,187	1,593	7,676	5,700

Non-GAAP gross profit	$55,763	$35,574	$188,391	$117,991

Gross margin percentages:
GAAP	71%	65%	69%	61%
Non-GAAP	74%	68%	72%	64%

Non-GAAP Operating Loss and Margin:
Operating loss	$(45,805)	$(57,196)	$(198,849)	$(251,176)
Stock-based compensation expense	30,881	23,263	110,036	98,823
Impairment of promissory note and related interest receivable	—	1,966	—	2,683
Litigation and legal related expenses	—	852	—	1,452
Loss on early exit of lease	—	—	349	—
Amortization of intangible assets	222	221	879	881
Advisory fees	100	200	100	200

Non-GAAP operating loss	$(14,602)	$(30,694)	$(87,485)	$(147,137)

Operating margin percentages:
GAAP	(61)%	(110)%	(76)%	(136)%
Non-GAAP	(19)%	(59)%	(33)%	(80)%

Non-GAAP Net Loss and Net Loss per Share:
Net loss	$(48,228)	$(57,053)	$(204,507)	$(251,688)
Stock-based compensation expense	30,881	23,263	110,036	98,823
Impairment of promissory note and related interest receivable	—	1,966	—	2,683
Litigation and legal related expenses	—	852	—	1,452
Loss on early exit of lease	—	—	349	—
Amortization of intangible assets	222	221	879	881
Advisory fees	100	200	100	200

Non-GAAP net loss	$(17,025)	$(30,551)	$(93,143)	$(147,649)

Weighted-average shares outstanding	71,132,432	60,606,303	66,356,474	57,203,067
Non-GAAP net loss per share	$(0.24)	$(0.50)	$(1.40)	$(2.58)
Stock-based compensation expense by function:
Cost of revenue	$2,187	$1,593	$7,676	$5,700
Sales and marketing	8,604	6,479	35,210	25,787
Research and development	8,370	10,148	38,771	36,540
General and administrative	11,720	5,043	28,379	30,796

Total stock-based compensation expense	$30,881	$23,263	$110,036	$98,823

For Additional Information Contact:

Reuben Gallegos

VP, Investor Relations and Corporate Development

rgallegos@hortonworks.com